Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 24, 2014 relating to the consolidated financial statements which appears in Ashland Inc.’s Annual Report on Form 10-K for the year ended September 30, 2015.

/s/ PricewaterhouseCoopers LLP
Cincinnati, Ohio
July 29, 2016